Exhibit 10.3

Exhibit B

Rights Holders List
Signature Page
(Unvested Shares)

	Signature	Duma Energy Corp. Common Stock Shares to Issue

Michael Watts	/s/ Michael Watts	1,692,000

KD Navigation, Inc.	/s/ Kara M. Driver	6,906,000
Name: Kara M. Driver	Title: Secretary

KW Navigation, Inc.	/s/ Kara M. Driver	6,906,000
Name: Kara M. Driver	Title: Secretary

CW Navigation. Inc.	/s/ Kara M. Driver	6,906,000
Name: Kara M. Driver	Title: Secretary

		22,410,000

As evidenced by the signatures above and by the issuance of the Duma Energy Corp. Common Stock to Issue, the Rights Holders agree that 100% of all obligations for any future rights issuance have been fulfilled by Duma Energy Corp.